UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 12, 2021

Kaya Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-177532	90-0898007
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

916 Middle River Drive, Suite 316, Fort Lauderdale, FL	33304
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (954) 892-6911

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of Company under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

As used in this Current Report on Form 8-K, and unless otherwise indicated, the terms “the Company,” “KAYS,” “we,” “us” and “our” refer to Kaya Holdings, Inc. and its subsidiaries.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On October 26, 2021, KAYS issued a press release announcing that it had completed the sale of its Eugene, Oregon cannabis facility for gross proceeds of $1,325,000 and that the funds received from the sale would be used to repay certain debt and strengthen its balance sheet, as well as provide the initial stage capital for some of the Company’s U.S. and global expansion activities, including its planned cultivation sites in Greece and Israel.

A copy of the press release is filed as Exhibit 99.1 to this report.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No	Description
99.1	Press Release dated October 26, 2021

Dated: October 27, 2021	KAYA HOLDINGS, INC.

	By:	/s/ Craig Frank
Craig Frank, Chief Executive Officer